EXHIBIT 4.31





                      FIRST AMENDMENT TO SECURITY AGREEMENT

     THIS FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of March 15th, 2004 (the "Amendment") is made by and between Addison York Insurance Brokers, Ltd. (the "Company") and the Kabaker-Family Trust of July 1998 (the "Creditor").

                                    RECITALS

     WHEREAS, the parties are parties to that certain Security Agreement dated as of October 1, 2003 (the "Security Agreement"); and

     WHEREAS, the parties desire to amend the Security Agreement in the manner set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, the Company and the Creditor hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

     1.1 "APA" shall mean that certain Asset Purchase Agreement effective as of the 1st day of October 2003, as amended by Amendment to Asset Purchase Agreement dated as of the 15th day of March, 2004 by and among the Company, the Creditor, John W. Kabaker, Theolyn Kabaker and DKWS Enterprises, Inc.

     1.2 Other Terms. Unless otherwise specified, all capitalized terms used and not defined in this Amendment shall have the definitions set forth in the Security Agreement.

                                   ARTICLE II
                                   ----------

                                   AMENDMENTS
                                   ----------

     2.1 Amendment to the Security Agreement. Section 2 is amended in its entirety to read as follows:

          2. Grant of Security Interest. The Company hereby grants to the Creditor, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Creditor the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all of the assets, property and rights (other than the Excluded Assets, as defined in the APA) of any kind and description owned and used by the Vendor (as defined in the APA), or held by them for use in, or in respect of the operations of, the Business (as defined in the APA), including, without limitation, the following assets, properties and rights:

          (a) all rights, title and interest of the Vendor in, to and under all Assumed Contracts (as defined in the APA), contracts, leases, agreements, engagements, commitments including unfilled ordered received by the Vendor in connection with the Business and other right of or pertaining to the Business as were specifically accepted by the Purchaser (as defined in the APA) in writing, whether written or unwritten;

          (b) all fixed assets, equipment, supplies, inventory of and pertaining to and used in the Business, including without limited the generality of the foregoing, all furniture, furnishings, fixtures, leasehold improvements (whether or not fixtures), and all other materials and accessories, goods, chattels and effects of all kinds utilized by the Vendor in connection with the operation of the Business including, without limitation, computer hardware, credit card verification equipment, computer software and accounting systems and all of those other assets listed in Schedule B of the APA;

          (c) the right of the Vendor to carry on the Business under the name of "Vista International Insurance Brokers" and the right to use any words or tradenames of the Vendor indicating that the Business is so carried on;

          (d) the goodwill of the Vendor in the Business (the "Goodwill") including, without limitation, the rights granted to the Purchaser in respect of, inter alia, the name "Vista International Insurance Brokers" for use in the Business, the right of the Vendor to retain and use all of the Business' present telephone numbers, listings and advertisements as listed in the current telephone directory for all locations where the Business is conducted and all licenses, permits and other required authorizations issued by any governmental body, which are required in the continued operation of the Business and which are assignable, and the list of customers and suppliers to the Business, and to the extent they exist and are capable of being assigned any and all customer profiles and customer databases and all advertising signs, registered and unregistered trademarks, trade or brand names, service marks, copyrights, franchises, technology or other processes pertaining to the Business;

          (e) all of the Vendor's Business records necessary to enable the Purchaser to renew the Purchased Book of Business (as defined below);



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

          (f) all Intellectual Property (as defined in the APA) related to the Business;

          (g) all of the Business, including, but not limited to, the life, health, bond and property and casualty insurance business (both personal and commercial lines) and renewals and expirations thereof, together with all written or otherwise recorded documentation, data or information relating to the Business, whether compiled by Vendor or by other agents, trustees or employees of Vendor, including, but not limited to: (i) lists of insurance companies and records pertaining thereto; and (ii) customer lists, prospect lists, policy forms, and/or rating information, expiration dates, information on risk characteristics, information concerning insurance markets for large or unusual risks, and all other types of written or otherwise recorded information customarily used by Vendor or available to Vendor, including all other records of and pertaining to the accounts and customers of Vendor, past and present, including, but not limited to, the active insurance customers of Vendor (collectively, the "Purchased Book of Business");

          (h) all other assets of Vendor relating or pertaining to the Purchased Book of Business, including (i) computer disks, servers, software, databases (whether in the form of computer tapes or otherwise), related object and source codes, and associated manuals, and any other records or media of storage or programs for retrieval of information pertaining to the Purchased Book of Business; (ii) all supplies and materials, including promotional and advertising materials, brochures, plans, supplier lists, manuals, handbooks, and related written data and information; (iii) customer and other deposits and prepayments; (iv) transferable approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained form governments and governmental agencies to own and operate the Business and Purchased Assets; and (v) the Client Files (as defined in the APA) and book of the business; and

          (i) all rights, title and interest of the Vendor in, to and under all contracts, leases, agreements, engagements, commitments and all commission revenue derived by the Vendor from those persons or agencies set forth on Schedule M attached to the APA.

     2.2  Representations,   Warranties  and  No  Default.  The  Company  hereby
represents and warrants to the Creditor that:

          (a) Security Agreement. All of the representations and warranties made by the Company in the Security Agreement are true and correct on the date of this Amendment and no Event of Default under the Security Agreement has occurred and is continuing as of the date of this Amendment.

          (b) Authorization; Enforceability. The making, execution and delivery of this Amendment, and performance of and compliance with the terms of the Security Agreement, as amended, have been duly authorized by all necessary corporate action by the Company. This Amendment is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Security Agreement, as amended, do not violate any presently existing provision of law or the articles of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

     2.3 Further Assurances; Authorization. The Company hereby agrees that it shall execute, deliver and file all such documents, agreements and instruments as the Creditor reasonably requests in order to more effectively carry out the intent of this Amendment. The Company hereby irrevocably authorizes the Creditor at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that identify the Collateral and contain any other information required by the Uniform Commercial Code in effect in such jurisdiction.

     2.4 Full Force and Effect. Except as expressly modified herein, the Security Agreement shall be and remain in full force and effect and the Company acknowledges and agrees that all of its obligations under the Security Agreement continue to be secured by the Collateral, as amended by this Amendment.

                            [Signature Page Follows]




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



     IN WITNESS WHEREOF, the parties have caused this Amendment to Security Agreement to be duly executed as of the day and year first above written.

                                     CREDITOR:

                                     THE KABAKER FAMILY TRUST OF JULY 1998

                                     By  /s/ John W. Kabaker
                                        ---------------------------------------
                                        John W. Kabaker, Trustee


                                     And by: /s/ Theolyn Kabaker
                                             ----------------------------------
                                             Theolyn Kabaker, Trustee


                                     COMPANY:

                                     ADDISON YORK INSURANCE BROKERS, INC.

                                     By: /s/ P. Podorieszach
                                        ---------------------------------------
                                           Its: CEO
                                           Primo Podorieszach








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